EXHIBIT 99


                    FORM OF PURCHASE AND INVESTMENT AGREEMENT



                                                     October 27, 1998


American Biogenetic Sciences, Inc.
1375 Akron Street
Copiague, NY 11726

Gentlemen:

         The following will constitute our agreement between American Biogenetic Sciences, Inc. ("Company") and the undersigned (the "Purchaser").

         1. Purchaser purchases from the Company _______________ shares of the Company's Class A Common Stock, $.001 par value, (the "Shares") at a price of $0.25 per share, for a total purchase price of $---------------.

         2. The company shall deliver to Purchaser a certificate registered in the name of Purchaser, representing the Share within five (5) business days after Purchaser shall have paid to the Company the full purchase price of the Shares of Common Stock in the above amount payable to the Company.

         3. To induce the Company to issue the Shares, Purchaser represents that
(a) Purchaser is acquiring the Shares for investment only and not with a view to the distribution of all or any part thereof, as the phrases "investment only" and "distribution" have meaning under the Securities Act of 1933, as amended (the "Act"); and (b) Purchaser has been informed that the Shares have not been registered under the Act; that the Shares must be held unless they are subsequently registered under the Act or an exemption from such registration is available; that any sales of the Shares made in reliance upon Rule 144 of the Securities and Exchange Commission (the "Commission") can be made only in amounts in accordance with the terms and conditions of that rule; that in case the rule is not applicable to a disposition of the Shares, compliance with Regulation A of the Commission of some other disclosure exemption will be required; and that the Company is under no obligation to register the Shares under the Act.

         4. In connection with the purchase of the Shares, the Purchaser acknowledges that the Company will be relying on the information and on the representations set forth herein, and represents, warrants, agrees and acknowledges that:

         (a) The Purchaser is an Accredited Investor under rule 501(a) of Regulation under the Securities Act of 1933, as amended.

         (b) the Purchaser has had substantial experience in previous private and public purchases of securities and has sufficient knowledge and experience in financial and business matters so that the Purchaser is able to evaluate, alone, the merits and risks of purchasing the Shares;

         (c) The Purchaser does not require the funds being used to purchase the shares for liquidity needs, has adequate means to provide for the Purchaser's personal needs, possesses the ability to bear the economic risk of holding the Shares indefinitely, and can afford a complete loss on the purchase of the Shares; and
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         (d)      Purchaser has received a copy of the  company's  Form 10-K for the year ended December 31, 1997, its Quarterly Reports of Form 10-Q, for the periods ending March 31, 1998 and June 30, 1998, its proxy statement for the 1998 Annual Meeting of Stockholders and all reports on Form 8-K filed since January 1, 1998 (collectively "SEC Reports"), has had an opportunity to obtain such additional information necessary to verify the accuracy of and to appropriately supplement the information set forth in such SEC Reports as Purchaser has requested
                  through   discussions  with  officers  and  directors  of  the
                  Company. The Purchaser does not require any other documents or information prior to completing the Purchase of the Shares.

         5. Purchaser agrees that the certificates evidencing the Shares may bear the following legend restricting their transferability under the Act:

                                     LEGEND

         THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"). NO SALE, OFFER TO SELL OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE ACT, OR AN OPINION OF COUNSEL TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

         6. Purchaser agrees to give the Company written notice before effecting any proposed disposition of the Shares, describing therein the manner of proposed disposition and such other information as the Company or its Counsel may request. Such notice shall not contain any untrue statement nor omit any statement necessary to make the statements made not false or misleading.

         7. This Agreement may not be changed unless in writing and signed by both parties and supersedes all prior agreements between the parties with respect to its subject matter. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York. A signed photocopy or facsimile copy of the Agreement is valid and binding as if it were an original.

         8. The Company shall register under a registration statement ("Registration Statement") filed pursuant to the Act and such state "Blue Sky" laws of those states as are reasonably selected by the Purchaser, the Shares (hereinafter, the "Registrable Securities"). The Company agrees to file the Registration Statement on or before 60 days of the date hereof. The Company agrees to use its best efforts to have the Registration Statement declared effective within six months of the date hereof. The Company shall keep the Registration Statement effective and current until all the securities registered thereunder are sold or until all such securities may be sold by the Purchasers thereof under Rule 144 without volume limitations.

                  The Company shall bear all the expenses and pay all the fees it incurs in connection with the preparation, filing and modification or amendment of the Registration Statement with the Securities and Exchange Commission, selected states and the NASD, including but not limited to all registration and filing fees, printing expenses, fees and disbursements of counsel and the fees and disbursements of one counsel, selected by a majority of the Purchasers, to review the Registration Statement and assist in the clearance of the registration with the NASD. Moreover, if the Company willfully fails to comply with the provisions of this Section 8, the Company shall, in addition to any other equitable or other relief available to the Purchaser, be liable for any and all incidental, special and consequential damages and damages due to loss of profits sustained by the Purchaser.

                  To the extent permitted by law, the Company will indemnify and hold harmless each holder of the Registrable Securities ("Holder"), the officers and directors of each Holder and each person, if any, who controls such Holder within the meaning of the Act or Securities Exchange Act of 1934, as amended ("Exchange Act") against any losses, claims, damages, or liabilities to which they may become subject under the Act, the Exchange Act or any state securities law or regulation (including all reasonable attorneys' fees and other expenses

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reasonably  incurred in investigating,  preparing or defending against any claim whatsoever incurred by the indemnified party in any action or proceeding between the indemnitor and indemnified party or between the indemnified party and any third party or otherwise) to which any of them may become subject under the Act, the Exchange Act or any other statute or common law or otherwise under the laws of foreign countries, arising from such registration statement or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) any preliminary prospectus, the registration statement or prospectus (as from time to time each may be amended and supplemented); (ii) in any post-effective amendment or amendments or any new registration statement and prospectus in which it included the Registrable Securities; or (iii) any application or other document or written communication (collectively called "application") executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Registrable Securities under the securities laws thereof or filed with the Securities and Exchange Commission, any state securities commission or agency, Nasdaq or any securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated
therein  or  necessary  to  make  the  statements   therein,  in  light  of  the
circumstances under which they were made, not misleading, unless such statement or omission is made in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Holder expressly for use in any preliminary prospectus, such registration statement or prospectus, or any amendment or supplement thereof, or in any application, as the case may be. The Company agrees promptly to notify the Holder of the Registrable Securities of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale or resale of the Registrable Securities or in connection with any such registration statement or prospectus.

         9. The Company represent and warrants: (a) that the SEC Reports taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (b) that the Shares have been duly and validly authorized and, upon payment therefore in accordance with the terms of this Agreement, will be fully paid and nonassessable; and (c) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding obligation of the Company enforceable in accordance with its terms.

         10. The Company covenants and agrees that (a) the proceeds of the sale of the Shares will be used solely for the purpose of redeeming the Company's outstanding convertible debentures ("Debentures") within 30 days of the date hereof; and (b) it shall take such action as is necessary to have the Shares approved for listing on the Nasdaq National Market System promptly after the date hereof. If the Company does not redeem the Debentures within such 30 day period, the Purchaser shall have the right to rescind the purchase within 60 days thereafter and the Company shall be required to purchase the Shares from each rescinding Purchaser.

         This letter serves as an offer by the undersigned to purchase the Shares and is subject to acceptance by the Company.

American Biogenetic Sciences, Inc.            Purchaser


By:      ______________________               _____________________________
Name:    Josef C. Schoell                     Name: Signature
Title:   Vice President Finance               Name Printed: _______________
                                              Address: _________________
                                                       _________________

                                              Soc. Sec. No.: ______________